SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Domino’s Pizza, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Tuesday, April 28, 2009

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 • 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center on April 28, 2009, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the three Directors, specifically named in the Proxy Statement, each for a term of three years;

2.	To approve an amendment to the Domino’s Pizza, Inc. 2004 Equity Incentive Plan and the implementation of the Stock Option Exchange Program;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the current year; and

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 19, 2009 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Adam J. Gacek Secretary

March [ ], 2009

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and the Company requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically.

Domino’s Pizza, Inc.

Notice of 2009 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 on Tuesday, April 28, 2009, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Domino’s Pizza, Inc. Any shareholder may choose to vote by returning the enclosed Proxy card, electronically by accessing the internet site or by using the toll-free telephone number both of which are stated on the form of Proxy, or in the open meeting. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to Domino’s Pizza, Inc. in writing, by accessing the internet site, or by using the toll-free telephone number. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number or by voting at the open meeting. All properly executed Proxies received by the Board, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS”; “FOR” the amendment to the Domino’s Pizza, Inc. 2004 Equity Incentive Plan and implementation of the stock option exchange program; and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the current year.

Solicitation of Proxies may be made by mail, personal interview and telephone by officers, directors and other employees of the Company, and by employees of the Company’s transfer agent, BNY Mellon Shareowner Services. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on or about March [    ], 2009. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2009 Annual Meeting of Shareholders was the close of business on March 19, 2009. On the record date, there were [        ] shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting in person or by proxy is necessary to amend the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, to implement the Stock Option Exchange Program and to ratify the selection of the Company’s independent registered public accountants for the current year. The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. Under New York Stock Exchange Rules, the proposals to elect directors and to ratify the selection of the Company’s independent registered public accountants are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the proposal relating to the amendment to the Domino’s Pizza, Inc. 2004 Equity Incentive Plan and the implementation of the Stock Option Exchange Program is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this proposal may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for the amendment to the Domino’s Pizza, Inc. 2004 Equity Incentive Plan and the implementation of the Stock Option Exchange Program. Shares that abstain from voting as to a particular matter will be considered a vote “Against” the matter. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of each of the proposals.

PROPOSAL ONE: ELECTION OF DIRECTORS

Domino’s has a classified Board of Directors currently consisting of three Directors with terms expiring in 2009 (Class II), two Directors with terms expiring in 2010 (Class III) and two Directors with terms expiring in 2011 (Class I). At each Annual Meeting of Shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. This year, the three Class II Director nominees will stand for election to a three-year term expiring at the 2012 Annual Meeting. The persons named in the enclosed proxy will vote to elect David A. Brandon, Mark E. Nunnelly and Diana F. Cantor as Directors unless the Proxy is marked otherwise. Each of the nominees has indicated their willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a Director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class II Director and of each continuing member of the Board. Information with respect to the business experience, other publicly-held companies on which they serve as a director and the number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each Director, appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2012 (Class II Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David A. Brandon	56	Mr. Brandon has served as Chairman of the Board of Directors and Chief Executive Officer of Domino’s Pizza, Inc. since March 1999. Mr. Brandon has also served as Chairman, Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999.	1999

Mark E. Nunnelly	50	Mr. Nunnelly has been a Managing Director of Bain Capital, LLC, a global investment company, since 1990.	1998

Diana F. Cantor	51	Ms. Cantor has been a Managing Director, New York Private Bank and Trust since January 2008.	2005

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following Directors will continue to serve after the 2009 Annual Meeting:

Directors with Terms Expiring in 2010 (Class III Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Robert M. Rosenberg	71	Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 until his retirement in August 1999.	1999

Dennis F. Hightower	67	Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from June 2000 until his retirement in February 2001. He was Professor of Management at the Harvard Business School from July 1997 to June 2000 and a Senior Lecturer from July 1996 to June 1997.	2003

Directors with Terms Expiring in 2011 (Class I Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Andrew B. Balson	42	Mr. Balson has been a Managing Director of Bain Capital, LLC, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998.	1999

Vernon “Bud” O. Hamilton	66	Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.	2005

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as our Chairman of the Board of Directors and Chief Executive Officer since March 1999. Mr. Brandon has also served as Chairman, Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the board of directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon serves on the Boards of Directors of The TJX Companies, Inc., Burger King Corporation and Kaydon Corporation.

Andrew B. Balson has served on our Board of Directors since March 1999. Mr. Balson also serves on the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Balson has been a Managing Director of Bain Capital, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of Burger King Corporation, OSI Restaurant Partners, Inc. and Dunkin’ Brands, Inc., as well as a number of other private companies.

Diana F. Cantor has served on our Board of Directors since October 2005. Ms. Cantor also serves on the Nominating and Corporate Governance Committee and the Audit Committee of the Board of Directors. Ms. Cantor has been a Managing Director with the New York Private Bank and Trust since January 2008. Ms. Cantor served as Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. She served on the board of the College Savings Plans Network from 1997 through 2007 and was its chair from 2001 to 2004. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is also a member of the Board of Directors of Media General, Inc.

Vernon “Bud” O. Hamilton has served on our Board of Directors since May 2005 and serves as the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 through 2003. Mr. Hamilton most recently served as Vice President, Innovation-Research & Development-Global from 2002 through 2003 and served as President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995, Vice President of Procter & Gamble Customer Marketing-North America from 1996 through 1998 and Vice President of Procter & Gamble Customer Business Development-North America from 1999 to 2001.

Dennis F. Hightower has served on our Board of Directors since February 2003, serves as the Chairman of the Audit Committee of our Board of Directors, and serves on the Compensation Committee of our Board of Directors. Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from June 2000 to February 2001. He was Professor of Management at Harvard Business School from July 1997 to June 2000, and a senior lecturer from July 1996 to June 1997. He was previously employed by The Walt Disney Company, serving as President of Walt Disney Television & Telecommunications, President of Disney Consumer Products (Europe, Middle East and Africa) and related service in executive positions in Europe. He serves on the Board of Directors of Accenture, Ltd.

Mark E. Nunnelly has served on our Board of Directors since December 1998. Mr. Nunnelly also serves on the Compensation Committee of the Board of Directors. Mr. Nunnelly has been a Managing Director of Bain Capital, a global investment company since 1990. Mr. Nunnelly serves on the Boards of Directors of Dunkin’ Brands, Inc., Warner Music and OSI Restaurant Partners, Inc., as well as a number of private companies and not-for-profit corporations.

Robert M. Rosenberg has served on our Board of Directors since April 1999 and serves as the Chairman of the Compensation Committee and also serves on the Audit Committee of the Board of Directors. Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 to August 1999 when he retired. Allied Domecq Retailing, USA was comprised of Dunkin’ Donuts, Baskin-Robbins and Togo’s Eateries. Mr.  Rosenberg also serves on the Board of Directors of Sonic Corp.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a strong commitment to good corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s corporate and investor website www.dominosbiz.com under the Investors section and are available free of charge upon request from the Company’s Corporate Secretary. The Company’s corporate and investor website (“Investors” section on www.dominosbiz.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, and the Audit Committee Charter, and all the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets quarterly in executive session and in non-management executive session. The discussion leader for executive session is generally David Brandon and the discussion leader for the non-management executive sessions is generally Mark Nunnelly. All of the non-management directors are independent and they meet separately at each quarterly board meeting.

The Board believes that a majority of its members should be independent directors. The Company’s Corporate Governance Principles contain the Company’s standards for director independence. A Director will be designated as independent if he or she: (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by New York Stock Exchange listing standards; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Andrew B. Balson

Diana F. Cantor

Vernon “Bud” O. Hamilton

Dennis F. Hightower

Mark E. Nunnelly

Robert M. Rosenberg

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All Directors attended the 2008 Annual Meeting of Shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all Directors, officers and employees. The Code of Professional Conduct and the Code of Business Conduct and Ethics are posted on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of five meetings of the Board of the Company were held during 2008. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with New York Stock Exchange requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the New York Stock Exchange listed company rules. Each committee of the Board has designated responsibilities and regularly reports on their activities to the entire Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hamilton (Chair) and Balson and Ms. Cantor. The Committee held four meetings in 2008. Each member of the Nominating and Corporate Governance Committee is independent as required under the New York Stock Exchange listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending Directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board and management, and reviewing Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. The Nominating and Corporate Governance Committee may use a paid outside search firm to identify possible directors. Director candidates will be evaluated according to the qualifications as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

The nominees for election at the 2009 Annual Meeting of Shareholders, David A. Brandon, Mark E. Nunnelly and Diana F. Cantor, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2010 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 24, 2009, to Adam J. Gacek, Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Rosenberg (Chair), Hightower and Nunnelly. Each member of the Compensation Committee is independent as required under the New York Stock Exchange listed company rules. The Compensation Committee met four times during 2008 to conduct its required business in accordance with the Compensation Committee Charter. A Compensation Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, administering one or more incentive bonus plans, subject to shareholder approval, that will qualify compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and implementing and administering such plans.

Audit Committee

The members of the Audit Committee are Messrs. Hightower (Chair) and Rosenberg and Ms. Cantor. Each member of the Audit Committee is independent as required under the New York Stock Exchange listed company rules. The Committee met eight times during 2008. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

The Board has determined that three of its independent members, each meeting the requirements of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, Messrs. Hightower and Rosenberg and Ms. Cantor, are audit committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee’s functions include: providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountants; the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct; retaining and, if appropriate, terminating the independent registered public accountants; and approving audit and non-audit services to be performed by the independent registered public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public registered accountants are pre-approved. This policy can be found on the Company’s corporate and investor website (“Investors” section on www.dominosbiz.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services; all such services were pre-approved by the Audit Committee, rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2008	2007
Audit fees(1)	$1,025	$1,923
Audit-related fees(2)	103	97
Tax fees(3)	40	32
All other fees(4)	2	2

Total	$1,165	$2,054

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of four entities in connection with the Company’s Asset-Backed Securitization Recapitalization completed in 2007 (the “ABS Recapitalization”) and franchise law requirements and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance. The 2007 amount also includes audit work relating to the international restructuring that occurred in connection with the ABS Recapitalization as well as additional work for public filings in connection with the ABS Recapitalization.

(2)	Includes fees for services related to the audit of the Domino’s advertising fund subsidiary, consultations concerning financial accounting and reporting standards and an agreed upon procedures engagement.

(3)	Includes services rendered for tax compliance, tax advice and tax planning.

(4)	Annual license fee for technical accounting research software.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accountants. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee is independent as required under the New York Stock Exchange listed company rules. The Board has determined that three of its independent members, each meeting the requirements of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, Messrs. Hightower and Rosenberg and Ms. Cantor, are audit committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee met eight times during 2008.

In performing its responsibilities, the Audit Committee, in addition to other activities: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters required to be discussed by PCAOB Auditing Standards Section 380 ( Communication With Audit Committees); and (iii) received the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the Securities and Exchange Commission.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company.

Respectfully submitted,

Audit Committee

Dennis F. Hightower, Chairman

Robert M. Rosenberg

Diana F. Cantor

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding common stock, par value $.01 per share, of the Company as of December 31, 2008:

	Common Stock, par value $.01 per share
Name	Number of shares	Percentage of class
Bain Capital Fund VI, L.P. and Related Funds c/o Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199 (1)	16,990,038	29.82%
Blue Harbour Group, LP and Blue Harbour Institutional Partners Master Fund L.P 646 Steamboat Road Greenwich, Connecticut 06830 (2)	6,773,543	11.89%
Cedar Rock Capital Limited. Cedar Rock Capital Limited 110 Wigmore Street London W1U 3RW United Kingdom	5,774,953	10.13%
East Peak Partners, L.P 600 Montgomery Street, 36th Floor San Francisco, California 94111	5,500,000	9.65%

(1)	The shares included in the table consist of shares held by each of Bain Capital Fund VI, L.P., a Delaware limited partnership (“BCF VI”), Bain Capital VI Coinvestment Fund, L.P., a Delaware limited partnership (“BC VI Coinvest”), BCIP Associates II, a Delaware general partnership (“BCIP II”), BCIP Trust Associates II, a Delaware general partnership (“BCIP Trust II”), BCIP Associates II-B, a Delaware general partnership (“BCIP II-B”), BCIP Trust Associates II-B, a Delaware general partnership (“BCIP Trust II-B”), BCIP Associates II-C, a Delaware general partnership (“BCIP II-C”), PEP Investments PTY Ltd., a New South Wales limited company (“PEP”), and Brookside Capital Partners Fund, L.P., a Delaware limited partnership (“Brookside”).

Bain Capital Partners VI, L.P., a Delaware limited partnership (“BCP VI”), is the sole general partner of BCF VI and BC VI Coinvest. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the sole general partner of BCP VI. BCI is the managing partner of BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B and BCIP II-C and, by power of attorney, has the right to vote and dispose of securities owned by PEP. Brookside Capital Investors, L.P., a Delaware limited partnership (“BCI LP”) is the sole general partner of Brookside. Brookside Capital Management, LLC, a Delaware limited liability company (“BCM”) is the sole general partner of BCI LP. Mr. Domenic J. Ferrante is the sole managing member of BCM.

(2)

Blue Harbour Strategic Value Partners Master Fund, LP (the “Fund”), an exempt limited partnership organized under the laws of the Cayman Islands, is the direct beneficial owner of 5,266,348 shares of common stock, and Blue Harbour Institutional Partners Master Fund, L.P. (“BHIP”), an exempt limited partnership organized under the laws of the Cayman Islands, is the direct owner of 1,507,195 shares of common stock. Blue Harbour GP, LLC (“Fund GP”) is the general partner of the Fund and BHIP. Blue Harbour Group, LP (“Manager”) serves as investment manager of the Fund and BHIP. Blue Harbour Holdings, LLC (“Manager GP”) is the general partner of Manager. Clifton S. Robbins directly or indirectly through trusts or other entities controlled by Mr. Robbins is the controlling shareholder of Manager GP and Fund GP. By virtue of their relationships, Fund GP, Manager, Manager GP and Mr. Robbins may be deemed to have shared power to vote and dispose of, or to direct the vote and disposition of, the shares beneficially owned by the Fund and BHIP. Fund GP, Manager, Manager GP and Mr. Robbins disclaim beneficial ownership of such shares for all other purposes.

The foregoing information is based upon Schedule 13G reports or amendments filed with the Securities and Exchange Commission by the above beneficial owners in 2008 and 2009, with respect to their holdings of the common stock of Domino’s Pizza, Inc. as of December 31, 2008 (or such other date specified above).

Security Ownership of Management

The following table sets forth, as of December 28, 2008, information with respect to the Company’s common stock, par value $.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table starting on page 20 of this Proxy Statement and by all Directors and Executive Officers as a group:

Name of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
David A. Brandon(2)	1,518,083	2.7%
William E. Kapp(3)	31,043	*
J. Patrick Doyle(4)	456,895	*
Michael T. Lawton(5)	153,282	*
Wendy Beck	—	*
L. David Mounts	228,147	*
Andrew B. Balson(6)	10,000	*
Dennis F. Hightower(7)	58,946	*
Mark E. Nunnelly(6)	10,000	*
Robert M. Rosenberg(8)	63,648	*
Vernon “Bud” O. Hamilton	50,000	*
Diana F. Cantor	35,500	*
All directors and executive officers as a group (20 persons)	3,445,735	6.0%

*	Less than 1%.

(1)	Includes options exercisable within 60 days following December 28, 2008.

(2)	Includes 537,499 shares of non-voting common stock that can be acquired upon the exercise of outstanding options and 91,450 shares of common stock held by The David A. Brandon Foundation.

(3)	Includes 22,574 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(4)	Includes 197,763 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(5)	Includes 18,000 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(6)	Mr. Balson and Mr. Nunnelly are Managing Directors and Members of BCI. Messrs. Balson and Nunnelly may be deemed to share voting and disposition power with respect to all shares of common stock held by each of BCF VI, BC VI Coinvest, BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B, BCIP II-C and PEP referred to above in the section titled “Security Ownership of Certain Beneficial Owners.” Each of Messrs. Balson and Nunnelly disclaims beneficial ownership of securities held by these investment funds except to the extent of his pecuniary interest therein, if any.

(7)	Includes 11,446 shares of non-voting common stock that can be acquired upon the exercise of outstanding options.

(8)	Includes 28,648 shares held by The Robert M. Rosenberg 2007 Qualified Annuity Trust.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of Domino’s Pizza, Inc. common stock to file initial reports of ownership and reports of changes in ownership of Domino’s Pizza, Inc. common stock with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its Directors and executive officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its Directors, executive officers and shareholders who own more than 10% of Domino’s Pizza, Inc. common stock were complied with during the last completed fiscal year.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2008 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Compensation Committee

Robert M. Rosenberg, Chairman

Dennis F. Hightower

Mark E. Nunnelly

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors, or the Compensation Committee, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the Directors and the Company’s other employees participate. The goal of the Company’s compensation system is to attract, motivate and retain talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s Pizza compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The Company evaluates executive compensation by measuring the total compensation of the Chief Executive Officer and other executive officers against benchmarks of comparable companies. The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are base salary, annual performance incentives, long-term compensation consisting primarily of stock options, restricted stock, certain perquisites and other benefits.

Compensation Philosophy

The Compensation Committee uses total compensation as its measurement when it determines the level and components of compensation for the named executive officers. In order to maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants as well as public information about comparable companies within the Company’s industry, and evaluates it in light of individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, annual performance incentives, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

Total Compensation

The Compensation Committee used total compensation as its measurement when it determined the level and components of compensation for each of the Chief Executive Officer, the Chief Financial Officer, the three other executive officers of Domino’s Pizza, Inc. who were the most highly compensated for 2008 and the former Interim Chief Financial Officer. The Company collectively refers to these executive officers throughout this section as the “named executive officers.” The Compensation Committee conducted a review of the total compensation of the named executive officers of Domino’s Pizza using data provided by the compensation consultants retained by the Compensation Committee. For the named executive officers, except for the Chief Executive Officer, the Compensation Committee used the following three components in establishing total compensation; (i) annual base salary, (ii) annual performance incentives and (iii) long term compensation, in the form of stock option grants. For the Chief Executive Officer, the Compensation Committee places emphasis on the performance-based components of total compensation, the annual performance incentive and long-term compensation, in the form of stock option grants and restricted stock grants, so that the Chief Executive Officer’s Total Compensation is targeted generally to be allocated as 20% annual base salary, 40% annual performance incentive and 40% long-term compensation. The Compensation Committee believes that the proportion of the Chief Executive Officer’s performance-based compensation as a component of total compensation should be greater than that of the Chief Executive Officer’s annual salary because performance based compensation serves to align the Chief Executive Officer’s interest with the interests of the Company’s shareholders.

Components of Total Compensation

Annual Base Salary Compensation. The Compensation Committee annually reviews and approves the base salaries of the named executive officers, including the Chief Executive Officer. In making these determinations, the Compensation Committee considers various factors such as the peer group median base salary, the most recent peer group survey, the executive’s employment agreement with the Company, the executive’s individual performance against objectives, responsibilities, leadership, years of experience, the performance of the Company with respect to the annual performance incentive measurement, and total compensation package.

Annual Performance Incentives. The following section describes the annual performance incentive for fiscal 2008 for all of the named executive officers of the Company. All named executive officers, except for the former Interim Chief Financial Officer, had their annual performance incentive governed by the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan, a Section 162(m) plan approved by the Company’s shareholders. Each named executive officer has the opportunity to earn an annual performance incentive consisting of a cash payment based upon the Company’s performance. The amount of each named executive officer’s annual performance incentive is 100% percent of their annual base salary except for the Chief Executive Officer, who is eligible for an annual performance incentive of 200% of his annual base salary and the former Interim Chief Financial Officer, who is eligible for an annual performance incentive of 30% of his annual base salary. The measurement of such performance uses segment income as defined by the Company under Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” with certain adjustments and it was uniform for all the Company’s named executive officers in 2008. The Compensation Committee approves annual performance incentives for all eligible employees, including the named executive officers of the Company, based on whether the pre-approved incentive targets were met. The Compensation Committee may revise the established performance criteria and establish new performance criteria at their discretion.

In 2008, in accordance with Section 162(m), the Compensation Committee approved a financial measurement based on segment income as used in the Company’s financial reporting that includes all of the Company’s segments in part to comply with the requirements of Section 162(m). Specifically, this means that to determine the amounts of awards, if any, to be paid to the named executive officers for 2008, the Compensation Committee used segment income for 2008 with certain adjustments, which were established by the Compensation Committee in February of 2008, upon which achievement of the performance targets was judged. The Compensation Committee determined that using segment income with certain adjustments as the basis for financial targets upon which incentive targets for the named executive officers were set was appropriate in 2008 because this measure is an excellent barometer for overall success of the Company as well as being very similar to the measure used for the annual performance incentive for employees of the Company who are not executive officers.

No incentives are paid to executives unless the annual performance incentive threshold, equal to 90% of the incentive target, is exceeded in the applicable fiscal year. Each named executive officer receives one-tenth of one percent (0.1%) of a specified percentage of their base salary for every one hundredth of one percent (0.01%) (rounded to the nearest hundredth) in excess of 90% of the incentive target that is achieved in the applicable fiscal year. The maximum annual performance incentive to a named executive officer under the Senior Executive Annual Incentive Plan cannot exceed $2,500,000.

For example, if the Company achieved 97.3% of the incentive target for 2008, the named executive officers would receive 73% of their annual performance incentive. For illustrative purposes, assume a named executive officer had an annual salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had a performance target of $10,000,000 and the Compensation Committee determined that the performance result was $9,730,000, or 97.3% achievement of the performance target. In such a situation, the Company would pay that named executive officer 73% of his or her annual performance incentive or $73,000.

The specific incentive targets are intended to reward outstanding performance by the Company. The performance targets are set to be aggressive, yet realistic to sufficiently motivate executive performance. In the past five years, the executives have achieved the following percentages of annual performance incentives; 100.7% for fiscal 2004, 132.0% for fiscal 2005, 69.0% for fiscal 2006, 0.0% for both fiscal 2007 and fiscal 2008. Given that the Company paid no annual performance incentive to its executives for fiscal 2007 and fiscal 2008, the Company believes that the annual performance incentive structure for executives, while certainly possible and aspirational in nature, is relatively difficult to achieve. In addition, the annual performance targets set by the Compensation Committee are based on the Company’s performance as a whole. Therefore, the likelihood of each named executive achieving his or her annual performance incentive is equal.

All of the named executive officers, except the former Interim Chief Financial Officer, have employment agreements that outline the provisions of his or her annual performance incentive. During the fiscal years 2007 and 2008, all the named executive officers had his or her annual performance incentive governed by the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan, a Section 162(m) plan approved by the shareholders of Domino’s.

In addition, the Company paid out a special holiday bonus to all named executive officers except the Chief Executive Officer, as well as certain other eligible employees of the Company, in an amount equal to two weeks of their respective base salary.

In 2009, the Compensation Committee certified that the annual performance target for 2008 had not been met and that no named executive officer would receive a 2008 annual performance incentive. The Compensation Committee believes that the performance target it set for 2008 was appropriately aggressive and required the Company to improve its financial results of 2007 in order to achieve the 2008 performance target.

For 2009, the Compensation Committee determined that all the named executive officers, except the Chief Executive Officer, would return to the Company Team Achievement Dividend Plan (“TAD”) for their annual performance incentive. TAD is a program designed to reward employees for the Company’s achievement of certain fiscal objectives. For tax deductibility purposes, David Brandon will voluntarily continue to participate in the Company’s Senior Executive Annual Incentive Plan. Additionally, Mr. Brandon has voluntarily agreed to forgo all bonus amounts payable to him for fiscal 2009 under the Plan that exceed his previously disclosed annual performance incentive percentage provided in his employment agreement, similar to the eligible employees participating in the 2009 Team Achievement Dividend program.

In response to current macroeconomic conditions and general incentive performance trends, the TAD for 2009 will contain two measurement periods, each with independent company-wide segment income targets with adjustments (“TAD Targets”). The first TAD Target will contain the first two fiscal quarters and will be measured at the end of the second fiscal quarter and the second TAD Target will contain the last two fiscal quarters and will be measured at the end of the fiscal year. 50% of a participant’s annual performance incentive will be awarded based on achievement of each respective TAD Target. The 2009 TAD Targets require the Company to achieve an appropriate level of financial results given the current economic challenges.

Under the TAD, no incentives are paid to a named executive officer unless 85% of the TAD Target is exceeded in the applicable measurement period. Each executive receives two-thirds of one percent (2/3%) of a specified percentage of his or her base salary for every one tenth of one percent (0.1%) in excess of 85% of the TAD Target that is achieved in the applicable measurement period. For example, if the Company achieved 97.5% of the TAD Target for the first measurement period of 2009, the executives would receive 83.33% of his or her performance incentive amount for that measurement period. Additionally, for 2009, the TAD will have a maximum payout of 100% of an individual’s annual performance incentive, even in the event that the Company’s segment income with adjustments for either measurement period exceeds the TAD Target.

For illustrative purposes, assume a named executive officer had an annual salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his or her annual salary. Further assume that the Company had a TAD Target for the first measurement period of $10,000,000 and the Compensation Committee determined that the performance result was $9,750,000, or 97.5% achievement of the TAD Target. In such a situation, the Company would pay that executive 83.33% of his or her performance incentive amount for that measurement period, or 41.67% of his or her annual performance incentive, which would equal $41,665 for the first measurement period. Further assume that the Company had a TAD Target for the second measurement period of $10,000,000 and the Compensation Committee determined that the performance result was $9,500,000, or 95.0% achievement of the TAD Target. In such a situation, the Company would pay that executive 66.67% of his or her performance incentive amount for that measurement period, or 33.33% of his or her annual performance incentive, which would equal $33,334 for the second measurement period. The total annual performance incentive paid to the executive for 2009 would be 74.99% or $74,999.

Long-Term Compensation. The Compensation Committee believes that an equity component of management compensation serves to align management’s interest with creating shareholder value. To that end, the Compensation Committee provides and maintains long-term equity incentive programs consisting of an equity incentive plan and an employee stock purchase plan. For 2008, stock options were the primary vehicle for long-term compensation. Recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common stock increases or from potential anti-dilution payments made in connection with mandatory stock option payments, including those that may be made in connection with the declaration of a dividend. Participation in the Company’s equity incentive programs accomplishes the objective of linking each executive officer’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s common stock.

The Compensation Committee has the authority to issue equity awards under the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”), which was adopted in 2004, to all eligible team members. Awards to the Chief Executive Officer and other named executive officers are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. Under the EIP, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance-based stock awards, and cash payments intended to defray the cost of awards. The EIP also limits the maximum number of shares for which awards may be granted to any participant in any year, and the maximum number of shares deliverable to any participant through other awards for any year, is in each case to 1,000,000 shares per participant. The limit on shares available under the EIP, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The EIP also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a change of control of the Company, merger or similar corporate transaction by the Company.

In 2008, the Compensation Committee made EIP awards to each of the named executive officers. Generally, stock options awarded under the EIP have a maximum term of ten years and vest over five years, and vested options are exercisable for a limited period of time after termination of the executive officer’s employment, except under certain circumstances including death and qualified retirement. All options awarded under the EIP are granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. common stock on the grant date of the award.

In 2007, the Company’s Board of Directors adopted a dividend equivalent rights policy. A majority of the Company’s currently outstanding vested and unvested stock options are held by the Company’s management. Therefore a dividend equivalent rights policy aligns the interests of both shareholders and management by allowing for both groups to be rewarded in the event of the declaration of a dividend. Without this dividend equivalent rights policy, management and other option holders may be unfairly impacted by the payment of dividends through the loss of equity value. Additionally, by adding a dividend equivalent rights policy to the Company’s stock options, the stock options become a reward for total shareholder return instead of stock price growth alone. Consequently, stock options held by management that receive dividend equivalent rights mirror the rights and interests of the Company’s common shareholders. Therefore, when the Board of Directors considers the declaration of a dividend, the interests of management, the Board of Directors and the shareholders remain aligned.

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the Domino’s Pizza Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. Such shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before team members can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a favorable price.

Retirement Benefits. The Company does not maintain a defined benefit pension plan. The only current retirement benefit obligation of the Company is the continued medical coverage for David A. Brandon and his spouse during their lifetime upon termination of Mr. Brandon’s employment.

Deferred Compensation. The Company maintains a nonqualified elective deferred compensation plan, or the DCP, which is available to its executive officers and select senior management. Deferred amounts under the DCP are invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP. The DCP is described more fully below.

Perquisites. The Company makes a limited amount of perquisites available to its executive officers, all of which are detailed, in the case of our named executive officers, in the footnotes to the Summary Compensation Table below. Each participating executive officer is reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse. Additional information regarding perquisites provided to named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide executive officers and certain other full time team members with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness), which will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (i) a tax-qualified 401(k) savings plan and (ii) a non-qualified deferred compensation plan (the DCP referenced above). The 401(k) savings plan is open to all employees age 21or older who have also worked at least 1,000 hours for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent (3%) contributed by employees into their 401(k) funds and 50% on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions. The non-qualified deferred compensation plan is offered to select senior management, including all executive officers.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All executive officers are provided reimbursement for payroll contributions when participating in the umbrella insurance policy and were provided reimbursement for payroll contributions when participating in the long-term disability plan through March 2008.

Compensation for Chief Executive Officer

David A. Brandon was named Chief Executive Officer and Chairman of the Board of the Company in March 1999. He had previously served as President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of the Board of Valassis from 1997 to 1998.

As of December 3, 2007, Mr. Brandon entered into an amended and restated employment agreement that terminates in January 2011. This amended and restated employment agreement was further amended on December 23, 2008 to provide for him to receive an annual salary of $885,000 during the remaining term of the agreement, an increase from his 2008 salary of $850,000. In addition, each of Mr. Brandon and his wife is entitled to receive continued health insurance paid by the Company for the remainder of their lives. The amended and restated employment agreement also grants Mr. Brandon an annual allotment of 35 hours of personal use of the Company’s corporate aircraft during the term of the agreement at no charge to Mr. Brandon to address bona fide business-oriented security concerns. For any personal use hours over the allotted 35 hours per year, Domino’s has a time-sharing agreement with Mr. Brandon that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula. The employment agreement, also provides Mr. Brandon is entitled to, as approved by the Board of Directors, stock option grants of: (i) 200,000 shares on the first business day of 2008 with a three-year graded vesting period and a five-year life; (ii) 125,000 shares on the first business day of 2009 with a two-year graded vesting period and a four-year life; and (iii) 100,000 shares on the first business day of 2010 with a one-year cliff vesting period and a three-year life, in each case with an exercise price equal to the closing price on the day of the grant. In addition, Mr. Brandon is entitled to, as approved by the Board of Directors, restricted stock grants of: (i) 75,000 shares on the first business day of 2008 with a three-year graded vesting period; (ii) 75,000 shares on the first business day of 2009 with a two-year graded vesting period; and (iii) 25,000 shares on the first business day of 2010 with a one-year cliff vesting period.

The amended and restated employment agreement provides that Mr. Brandon be eligible for an annual performance incentive that is targeted at 200% of his annual base salary, but is not guaranteed or limited, upon the achievement of the annual performance target, the actual amount of which being based on the Company’s achievement of performance target measures under the Domino’s Pizza Senior Executive Annual Incentive Plan. The amendment and restatement of Mr. Brandon’s employment agreement did not change the percentage of his base salary that he may earn as a performance incentive. For 2008, segment income was used as the basis for the performance target upon which incentive targets for executive officers, including Mr. Brandon, were set. The calculation of an annual performance incentive for Mr. Brandon for 2008 was based on the achievement of the 2008 goals, which as stated above, were not achieved at a level sufficient to earn any portion of the target incentive amount. As a result, Mr. Brandon received no annual performance incentive. Since the incentive award opportunity is designed to increase as the Company’s performance increases, and decrease if the specified goals are not met, Mr. Brandon’s cash compensation was significantly affected in 2008 by the Company’s performance.

Awards under the Company’s EIP in the form of stock options and shares of restricted stock are designed to reward demonstrated leadership, motivate future superior performance, align the interests of the Chief Executive Officer with the shareholders and to retain the Chief Executive Officer.

The Compensation Committee believes that Mr. Brandon has been reasonably compensated for the job he has done as the Chairman of the Board and Chief Executive Officer based on peer group surveys, past financial performance of the Company and the increase in the Company’s shareholder value. For peer group surveys, in July 2007, Towers, Perrin, Forster & Crosby, Inc. (“Towers”) provided an Executive Officer Compensation Study (the “Study”) to the Compensation Committee that combined peer group data and published surveys. In the Study, the median annual base compensation for chief executive officers (the “CEO Median”) was $890,000. The Compensation Committee considered the results of this Study when it negotiated a 4.1% increase to Mr. Brandon’s annual base salary to $885,000 per year or 99.4% of the CEO Median. The Compensation Committee believes that it is appropriate to compensate the Chief Executive Officer at his current level and perhaps even at a rate above the market median in order to retain an executive in that position with a significant level of experience and expertise in the industry. Mr. Brandon’s opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry.

The Compensation Committee believes Mr. Brandon’s compensation package effectively links shareholder and financial performance to Mr. Brandon’s total compensation through the use of long-term awards and cash compensation that is based, in part, on Company performance. With respect to financial performance, the Company’s Global Retail Sales, defined as total worldwide retail sales at Company-owned and franchise stores, have increased from $3.36 billion in 1999, the year David Brandon became CEO, to $5.51 billion in 2008, a $1.79 billion or 63.6% increase during that time period. As it relates to an increase in shareholder value, since the Company’s initial public offering in July 2004 through February 18, 2009, the price of the Company’s common stock, after adding back dividends paid by the Company, has increased approximately 45.0%. The Compensation Committee has continued the Company’s practice of using primarily stock options for equity compensation and has only granted full value equity awards to the Chief Executive Officer. The philosophy behind this practice is that stock options require increased Company financial performance in order to earn the Chief Executive Officer long term compensation but that full value equity awards may also be valuable in compensating and retaining certain executive officers.

Benchmarking and Peer Group

The Compensation Committee has commissioned several peer group market surveys, including the Study by Towers described above, for a review of Chief Executive Officer and other named executive officer compensation at the Company’s peer group. The Compensation Committee targets the annual Chief Executive Officer’s salary to be at the market median for the Company’s peer group and total compensation for the Chief Executive Officer to be above the market median for the Company’s peer group based on the industry, financial performance and characteristics of the peer group companies. The Compensation Committee believes it is appropriate to compensate the Chief Executive Officer at a rate above the market median in order to retain an executive in that position with a significant level of experience and expertise in the industry in which the Company competes. The Company has selected the following companies to include in its peer group: The Pantry, Inc., Autozone, Inc., Darden Restaurants, Inc., Brinker International, Inc., OSI Restaurant Partners, LLC, Jack in the Box Inc., CBRL Group, Inc., Wendy’s International, Inc., Burger King Corporation, CKE Restaurants, Inc., Applebee’s International, Inc., Ruby Tuesday, Inc., Triarc Companies, Inc., Papa John’s International, Inc., Denny’s Corporation, RARE Hospitality International, Inc., Panera Bread Company and CEC Entertainment, Inc. The following criteria were considered in determining the members of the peer group; publicly-traded, quick service restaurant industry, annual sales of between $700 million and $6 billion, complexity of business, and recruiting pool for executives.

Employment Agreements

Each of the named executive officers is party to an agreement that provides employment and severance terms and for a two year non-competition and non-solicitation agreement. All the named executive officers’ employment agreements were revised in December 2008 to provide for the compliance with the provisions of Internal Revenue Code §409A that addressed nonqualified deferred compensation and to provide annual salary increases for the named executive officers. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post Employment Payments to Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with our named executive officers is important to protect the Company following the cessation of their employment and we believe also that severance provisions help attract and retain top performing executive officers.

Stock Ownership Guidelines

The Compensation Committee ratified stock ownership guidelines in April 2007 and reviewed and confirmed these guidelines in April 2008. These ownership guidelines provide for stock ownership after five years of employment or service in a covered position with the Company of five times base salary for the Chief Executive Officer and either three or four times base salary for other executive officers depending on their position. These stock ownership guidelines are designed to align management’s and shareholder’s interests and to encourage loyalty and long-term focus of executives.

Tax and Accounting Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per individual employee per year. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). At the Company’s 2006 Annual Meeting of Shareholders, the shareholders approved the Domino’s Pizza Senior Executive Annual Incentive Plan that qualifies under Section 162(m). However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the possibility exists that exceptions may occur. The Company’s compensation and benefit arrangements are also designed to qualify for an exemption under, or satisfy the requirements of, the rules and regulations relating to nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

Stock Option Grant Processes

Almost all of the stock options are granted at the regularly scheduled meetings of the Compensation Committee in February and July of each year, except for the equity grants for the Chief Executive Officer which are specified in his employment agreement and granted on the first business day of January. The specific date of these meetings is set by the Board of Directors, along with other Board and committee meetings, generally one to two years in advance. On occasion, in connection with new hires, promotions or extraordinary corporate events, stock options have been granted at other times during the year. The Compensation Committee does not have any plans, practices or policies of timing these option grants in coordination with the release of material non-public information and the Company does not have any plans, practices or policies of timing the release of material non-public information with the timing of stock option grants. The exercise price of options is set at the closing price of Domino’s Pizza, Inc. common stock on the New York Stock Exchange on the date of the grant.

Compensation Committee Members and the Compensation Committee Charter

The Compensation Committee of the Board of Directors consists of only outside, non-employee, independent Directors, who are appointed by the Board of Directors. The independence of each member of the Compensation Committee is determined annually by the full Board of Directors in accordance with Section 303A of the New York Stock Exchange listed company rules. The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee is currently composed of Robert Rosenberg (Chair), Dennis Hightower and Mark Nunnelly.

The Compensation Committee is responsible for establishing the Company’s compensation philosophy, approving the Company’s executive compensation programs and establishing the salaries and other compensation of the Company’s executive officers. The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendation to the Board with respect to other compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to certain incentive compensation plans, making administrative and compensation decisions under equity compensation plans, administering one or more cash incentive plans qualifying as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m), and implementing and administering such plans.

The Compensation Committee’s charter reflects the Compensation Committee’s responsibilities, and the Compensation Committee and the Board reviews the charter at least once annually. The Charter was last reviewed in April 2008. The Compensation Committee recommends any revisions to the charter to the Board of Directors for approval.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee and to discontinue such services. In accordance with this authority, the Compensation Committee has engaged Towers, as an independent compensation consultant, to advise the Compensation Committee on matters related to executive compensation. The outside compensation consultant did not attend a meeting of the Compensation Committee in 2008 and the Compensation Committee intends to use Towers in 2009.

Role of Executive Officers in Establishing Compensation

The Company’s executive officers have a limited role in the executive compensation process. The Chief Executive Officer and the Chairman of the Compensation Committee annually review the performance of each executive officer and the other executive officers. The purpose of these reviews is to evaluate performance for a given year and for compensation planning for the subsequent year. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee ultimately makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to the executive officers.

Compensation Committee Activity

In 2008, the Compensation Committee established the annual performance measure, list of participants and target incentive amounts for executives under the Domino’s Pizza Senior Executive Annual Incentive Plan, a Section 162(m) compliant plan approved by the Company’s shareholders in 2006 for senior executives of the Company. The Compensation Committee also negotiated an amendment to the amended and restated employment agreement with David A. Brandon, the Company’s Chief Executive Officer in 2008. The Compensation Committee met four times during in 2008.

Use of Tally Sheets

The Compensation Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Compensation Committee’s review of the total compensation of the named executive officers of the Company. In preparation of this Proxy Statement, the Compensation Committee reviewed the tally sheets for the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers and the former Interim Chief Financial Officer in accordance with SEC rules. The tally sheets contained annual cash compensation (salary and annual performance incentive), other compensation, stock option exercises, annual grants under the EIP, with Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (“SFAS 123R”) fair market values for the grants, potential severance payments, and stock option holdings with total in the money value at the end of the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, none of the Company’s executive officers served on the board of directors of any entities that had one or more executive officers serve on the Compensation Committee. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee. During 2008, the following Directors served on the Compensation Committee; Robert M. Rosenberg (Chair), Dennis F. Hightower and Mark E. Nunnelly.

SUMMARY COMPENSATION TABLE FOR 2008

The following table summarizes compensation awarded or paid to, each of the Chief Executive Officer, the Chief Financial Officer of the Company, the three other executive officers of Domino’s Pizza who were the most highly compensated for 2008 and the former Interim Chief Financial Officer of the Company. Mr. Kapp, the former Interim Chief Financial Officer, served as Interim Chief Financial Officer until May of 2008 when Ms. Beck was hired and began her service as Chief Financial Officer. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s Pizza. For ease of reference, the Company collectively refers to these executive officers throughout this section as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
David A. Brandon Chairman and Chief Executive Officer	2008 2007 2006	847,462 788,462 750,000	— — —		661,544 50,888 —	1,610,518 1,010,259 863,443	— — 1,035,000	— — —	108,790 12,932,805 13,307	3,228,314 14,782,414 2,661,750
William E. Kapp Former Interim Chief Financial Officer	2008 2007 2006	186,300 184,361 180,000	57,165 — —	(5)	— — —	52,355 28,620 19,654	— — 37,260	— — —	9,636 289,591 9,067	305,456 502,572 245,981
J. Patrick Doyle President, Domino’s U.S.A.	2008 2007 2006	465,000 395,923 325,000	17,885 — —		— — —	735,208 422,125 304,708	— — 300,000	— — —	19,737 4,675,144 12,571	1,237,830 5,493,192 942,279
Wendy A. Beck Executive Vice President and Chief Financial Officer	2008 2007 2006	236,538 — —	15,769 — —		— — —	143,497 — —	— — —	— — —	173,012 — —	568,816 — —
Michael T. Lawton Executive Vice President of International	2008 2007 2006	318,461 278,654 243,654	12,308 — —		— — —	373,486 282,034 177,262	— — 230,000	— — —	23,135 1,167,755 13,005	727,390 1,728,443 663,921
L. David Mounts Executive Vice President of Supply Chain Services	2008 2007 2006	400,000 398,077 350,000	15,385 — —		— — —	620,125 329,592 377,415	— — 330,000	— — —	11,688 1,579,741 186,671	1,047,198 2,307,410 1,244,086

(1)	The amount listed reflects a 2008 special holiday bonus approved by the Compensation Committee.

(2)	The amount listed reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with SFAS 123R of awards pursuant to Mr. Brandon’s amended and restated employment agreement, dated December 3, 2007, as amended on December 23, 2008, and thus includes amounts from restricted stock awards granted in 2008 and 2009 and to be granted in 2010.

(3)

The 2008 amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with SFAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 28, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009. The 2007 amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with SFAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 30, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. The 2006 amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

(4)	The 2008 amounts listed for all executive officers are further elaborated upon in the All Other Compensation table below.

(5)	The amount listed also reflects a $50,000 discretionary bonus for Mr. Kapp’s service as Interim Chief Financial Officer.

The following table below shows amounts under All Other Compensation for 2008:

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Relocation		Insurance Premiums ($)(2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($)(3)	Tax Reimbursements ($)(4)	Change in Control Payments / Accruals ($)	Total ($)
David A. Brandon	2008	44,928	—		26,395	7,755	29,712	—	108,790
William E. Kapp	2008	—	—		1,445	7,768	423	—	9,636
J. Patrick Doyle	2008	5,990	—		1,604	9,054	3,089	—	19,737
Wendy A. Beck	2008	—	136,417	(5)	6,990	—	29,605	—	173,012
Michael T. Lawton	2008	8,392	—		1,685	8,900	4,158	—	23,135
L. David Mounts	2008	—	—		1,526	9,739	423	—	11,688

(1)	Mr. Brandon’s payment represents $44,428 in the amount of personal airplane usage and $500 in the amount of certain other perquisites. Mr. Doyle’s payment represents $4,990 in the amount of personal airplane usage and $1,000 in the amount of certain other perquisites. Mr. Lawton’s payment represents $8,392 in the amount of personal airplane usage.

(2)	Mr. Brandon’s amount represents company-paid benefit of $950 for umbrella life insurance, reimbursement for long term disability payroll deductions in the amount of $443, company-paid benefit of $4,128 for group term life insurance and company-paid medical expenses in the amount of $20,874. Mr. Kapp’s amount represents company-paid benefit of $950 for umbrella life insurance, reimbursement for long term disability payroll deductions in the amount of $249 and company-paid benefit of $246 for group term life insurance. Mr. Doyle’s payment represents company-paid benefit of $950 for umbrella life insurance, reimbursement for long term disability payroll deductions in the amount of $156 and company-paid benefit of $498 for group term life insurance. Ms. Beck’s payment represents company-paid benefit of $950 for umbrella life insurance, company-paid medical expenses in the amount of $5,915 and company-paid benefit of $125 for group term life insurance. Mr. Lawton’s payment represents company-paid benefit of $950 for umbrella life insurance, reimbursement for long term disability payroll deductions in the amount of $249 and company-paid benefit of $486 for group term life insurance. Mr. Mount’s payment represents company-paid benefit of $950 for umbrella life insurance, reimbursement for long term disability payroll deductions in the amount of $156 and company-paid benefit of $420 for group term life insurance.

(3)	For all named executive officers, represents the amount of company match made to the Domino’s Pizza 401(k) Savings plan. For Mr. Mounts, also represents a company match made in the amount of $700 to his Health Savings Account.

(4)	Mr. Brandon’s amount represents tax gross up on umbrella life insurance payments in the amount of $423, tax gross up for company-paid medical expenses in the amount of $9,291, tax gross up on airplane usage in the amount of $19,775 and tax gross up on certain other perquisites in the amount of $223. Mr. Kapp’s amount represents tax gross up on umbrella life insurance payments in the amount of $423. Mr. Doyle’s amount represents tax gross up on umbrella life insurance payments in the amount of $423, tax gross up on airplane usage in the amount of $2,221 and tax gross up on certain other perquisites in the amount of $445. Ms. Beck’s amount represents tax gross up on umbrella life insurance payments in the amount of $423 and tax gross up on relocation expenses in the amount of $29,182. Mr. Lawton’s amount represents tax gross up on umbrella life insurance payments in the amount of $423 and tax gross up on airplane usage in the amount of $3,735. Mr. Mounts’ represents tax gross up on umbrella life insurance payments in the amount of $423.

(5)	Ms. Beck’s relocation costs represents travel costs in the amount of $4,042, household goods payments in the amount of $74,046, temporary living costs in the amount of $48,329 and a lump sum payment in the amount of $10,000.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information concerning non-equity incentive plan awards and individual grants of stock options and restricted stock made during the fiscal year ended December 28, 2008 to each of the Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(5)	Target ($)(6)	Maximum ($)(7)	Threshold (#)	Target (#)	Maximum (#)
David A. Brandon	01/02/2008								200,000	12.80	728,000
	01/02/2008	—	—	—	—	—	—	75,000	—	—	960,000
	01/01/2008	1,700	1,700,000	2,500,000	—	—	—	—	—	—	—
William E. Kapp	05/19/2008	—	—	—	—	—	—	—	10,000	12.95	47,000
	07/16/2008	—	—	—	—	—	—	—	10,000	10.88	41,400
	01/01/2008	559	55,890	—	—	—	—	—	—	—	—
J. Patrick Doyle	07/16/2008	—	—	—	—	—	—	—	200,000	10.88	828,000
	01/01/2008	465	465,000	2,500,000	—	—	—	—	—	—	—
Wendy A. Beck	05/19/2008	—	—	—	—	—	—	—	250,000	12.95	1,175,000
	05/19/2008	253	252,740	2,500,000	—	—	—	—	—	—	—
Michael T. Lawton	07/16/2008	—	—	—	—	—	—	—	100,000	10.88	414,000
	01/01/2008	320	320,000	2,500,000	—	—	—	—	—	—	—
L. David Mounts	07/16/2008	—	—	—	—	—	—	—	100,000	10.88	414,000
	01/01/2008	400	400,000	2,500,000	—	—	—	—	—	—	—

(1)	Consists of awards of restricted stock of Domino’s Pizza common stock that vest 1/3 per year over 3 years beginning on the first anniversary of the grant date.

(2)	All option awards were granted with an exercise price equal to the closing price of Domino’s Pizza common stock on the New York Stock Exchange on the date of grant. All option awards, with the exception of Mr. Brandon’s, vest 20% over 5 years beginning on the first anniversary of the grant date and have a 10 year term, provided the Named Executive Officer remains a current employee. Mr. Brandon’s option award vests one-third over 3 years beginning on the first anniversary of the grant date and has a 5 year term.

(3)	Reflects the closing price of Domino’s Pizza common stock on the New York Stock Exchange on the date of grant.

(4)	Represents the total SFAS 123R fair value of the grant.

(5)	Represents the amount each named executive officer would be entitled to if the Company had achieved 91% of its annual performance incentive target under the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan.

(6)	Represents the amount each named executive officer would be entitled to if the Company had achieved 100% of its annual performance incentive target under the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan.

(7)	Represents the annual maximum amount by any one participant would be entitled to receive under the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information on outstanding option and stock awards for named executive officers as of December 28, 2008:

	Option Awards (1) (2)						Stock Awards (5)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
David A. Brandon	77,500	—		—	0.75	03/31/09	—	—	—	—
	166,666	—		—	5.25	01/01/12	—	—	—	—
	293,333	—		—	8.66	07/01/13	—	—	—	—
	199,999	—		—	14.00	07/13/14	—	—	—	—
	66,667	66,667		—	2.75	07/13/14	—	—	—	—
	120,000	—		—	25.02	07/29/15	—	—	—	—
	60,000	120,000		—	11.52	07/29/15	—	—	—	—
	50,000	—		—	22.46	07/26/16	—	—	—	—
	50,000	150,000		—	8.96	07/26/16	—	—	—	—
	60,000	240,000		—	18.39	07/18/17	—	—	—	—
	—	200,000	(4)	—	12.80	01/02/13	75,000	328,500	—	—
William E. Kapp	11,666	—		—	8.66	07/01/13	—	—	—	—
	4,800	—		—	14.00	07/13/14	—	—	—	—
	1,600	1,600		—	2.75	07/13/14	—	—	—	—
	2,000	—		—	25.02	07/29/15	—	—	—	—
	1,000	2,000		—	11.52	07/29/15	—	—	—	—
	1,600	—		—	22.46	07/26/16	—	—	—	—
	1,600	4,800		—	8.96	07/26/16	—	—	—	—
	3,000	12,000		—	18.39	07/18/17	—	—	—	—
	—	10,000		—	12.95	05/19/18	—	—	—	—
	—	10,000		—	10.88	07/16/18	—	—	—	—
J. Patrick Doyle	31,097	—		—	0.75	01/24/10	—	—	—	—
	26,666	—		—	5.25	01/01/12	—	—	—	—
	140,000	—		—	8.66	07/01/13	—	—	—	—
	60,000	—		—	14.00	07/13/14	—	—	—	—
	20,000	20,000		—	2.75	07/13/14	—	—	—	—
	20,000	—		—	17.11	02/18/15	—	—	—	—
	10,000	20,000		—	3.61	02/18/15	—	—	—	—
	34,000	—		—	25.02	07/29/15	—	—	—	—
	17,000	34,000		—	11.52	07/29/15	—	—	—	—
	15,000	—		—	22.46	07/26/16	—	—	—	—
	15,000	45,000		—	8.96	07/26/16	—	—	—	—
	23,000	92,000		—	18.39	07/18/17	—	—	—	—
	30,000	120,000		—	16.94	09/14/17	—	—	—	—
	—	200,000		—	10.88	07/16/18	—	—	—	—
Wendy A. Beck	—	250,000		—	12.95	05/19/18	—	—	—	—
Michael T. Lawton	8,000	—		—	5.25	01/01/12	—	—	—	—
	10,000	—		—	8.66	07/01/13	—	—	—	—
	4,800	—		—	14.00	07/13/14	—	—	—	—
	1,600	1,600		—	2.75	07/13/14	—	—	—	—
	20,000	—		—	17.11	02/18/15	—	—	—	—
	10,000	20,000		—	3.61	02/18/15	—	—	—	—
	30,000	—		—	25.02	07/29/15	—	—	—	—
	15,000	30,000		—	11.52	07/29/15	—	—	—	—
	12,000	—		—	22.46	07/26/16	—	—	—	—
	12,000	36,000		—	8.96	07/26/16	—	—	—	—
	17,000	68,000		—	18.39	07/18/17	—	—	—	—
	—	100,000		—	10.88	07/16/18	—	—	—	—
L. David Mounts	100,000	—		—	21.29	10/19/15	—	—	—	—
	50,000	100,000		—	7.79	10/19/15	—	—	—	—
	15,000	—		—	22.46	07/26/16	—	—	—	—
	15,000	45,000		—	8.96	07/26/16	—	—	—	—
	23,000	92,000		—	18.39	07/18/17	—	—	—	—
	—	100,000		—	10.88	07/16/18	—	—	—	—

(1)	All option awards, except those described in footnote 4 below, are granted 10 years prior to the option expiration date and vest in equal annual installments over 5 years beginning on the first anniversary of the grant date, or upon a change of control or certain employment terminations.

(2)	All options issued prior to July 1, 2003 are fully vested and exercisable. Except as otherwise stated, those grants issued as of July 1, 2003 and later vest in 20% increments beginning on the first anniversary of the grant date and ending on the fifth anniversary of the grant date.

(3)	Option awards that have the same expiration date but different option exercise prices result from the receipt by the holders of unvested options of a reduction in option exercise price in connection with the Company’s Asset Backed Securitization Recapitalization that occurred on April 17, 2007.

(4)	This option award was granted 5 years prior to the option expiration date and vest in equal annual installments over 3 years beginning on the first anniversary of the grant date, and upon a change of control and certain employment terminations.

(5)	All stock awards are shares of restricted stock of Domino’s Pizza and vest in equal installments over 3 years beginning on the first anniversary of the grant date or upon a change of control.

There were no option exercises or stock vesting for any of the named executive officers during 2008.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

A select group of management or highly compensated employees as defined by the Employee Retirement Income and Security Act of 1974, as amended, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan. The purpose of this plan is to provide supplemental retirement income and to permit eligible employees the option to defer receipt of compensation pursuant to the terms of the Domino’s Pizza Deferred Compensation Plan.

Participants are able to defer a portion of eligible compensation (including base salary and the annual performance incentive). Participants elect a specific date or event (termination) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to invest their deferrals in a lineup of mutual funds that is the same as the Domino’s Pizza 401(k) Savings Plan lineup, with the exception that the stable value fund in the 401(k) Plan is replaced with a money market fund in the Domino’s Pizza Deferred Compensation Plan.

The following table provides information on nonqualified deferred compensation plans for named executive officers as of December 28, 2008:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David A. Brandon	—	—	—	—	—
William E. Kapp	—	—	—	—	—
J. Patrick Doyle	—	—	—	—	—
Wendy A. Beck	—	—	—	—	—
Michael T. Lawton	—	—	—	—	—
L. David Mounts	—	—	—	—	—

POTENTIAL POST EMPLOYMENT PAYMENTS TO EXECUTIVE OFFICERS

Each of the named executive officers, other than Mr. Kapp, is a party to an employment agreement providing for payments in connection with such officer’s termination. Under David Brandon’s amended and restated employment agreement, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Brandon terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Brandon, Mr. Brandon will receive an amount equal to two times his then annual salary. Such amount will be paid in a payment equal to six times Mr. Brandon’s base monthly salary made six months after termination of employment and monthly payments equal to Mr. Brandon’s base monthly salary for the next eighteen months as well as a prorated annual performance incentive under the Senior Executive Annual Incentive Plan. Pursuant to the amended and restated employment agreement between the Company and David A. Brandon, dated as of December 3, 2007, Mr. Brandon and his spouse are entitled to continued medical coverage provided by the Company for the remainder of their respective lives upon the termination of Mr. Brandon’s employment with the Company.

Under the employment agreements of the other named executive officers, upon involuntary termination prior to the end of the term of the agreement, or if the named executive terminates voluntarily for good reason, defined as material diminution of the executive’s responsibilities, relocation or the failure of the Company to pay the executive, the named executive receives an amount equal to his or her then-base annual base salary paid as follows; a payment equal to six times the named executive’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months. The named executive officers are entitled to a prorated annual performance incentive under the Senior Executive Annual Incentive Plan. In addition, during the severance period, each named executive is entitled to continued medical insurance coverage. Option awards and other benefits are governed by the terms of those programs. Each of the employment agreements contains a two year non-competition and non-solicitation provision.

The terms of the employment agreements of Mr. Brandon and the other named executive officers were established through arms-length negotiations between the Company and each executive. The Company uses peer group compensation surveys and data to establish an acceptable salary range for each executive position and then negotiates with successful candidates to arrive at a fully negotiated base salary. The base salary amounts, other severance amounts and severance periods are established by the Compensation Committee and the Company’s management in order to attract, motivate and retain talented individuals to help the Company achieve its business goals and objectives.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination happened on December 28, 2008:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Death	Disability	Change in Control (2)
David A. Brandon	Severance Pay	1,770,000	1,770,000	—	—	—	—
	Lifetime Medical Benefit (1)	291,200	291,200	291,200	291,200	291,200	—
	Equity Award Acceleration	—	—	—	—	—	108,668

	Total	2,061,200	2,061,200	291,200	291,200	291,200	108,668
William E. Kapp	Equity Award Acceleration	—	—	—	—	—	2,608
J. Patrick Doyle	Severance Pay	485,000	485,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	48,000

	Total	485,000	485,000	—	—	—	48,000
Wendy A. Beck	Severance Pay	425,000	425,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	—

	Total	425,000	425,000	—	—	—	—
Michael T. Lawton	Severance Pay	345,000	345,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	18,008

	Total	345,000	345,000	—	—	—	18,008
L. David Mounts	Severance Pay	415,000	415,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	—

	Total	415,000	415,000	—	—	—	—

(1)	This represents the amount of the reserve established by the Company at the end of fiscal 2008 in conjunction with the continued medical coverage to which David A. Brandon and his spouse are entitled after termination of Mr. Brandon’s employment with the Company pursuant to the Amended and Restated Employment Agreement between the Company and David A. Brandon, dated as of December 3, 2007. The Company’s reserve at the end of fiscal 2008 equaled the estimated present value for such continued medical coverage. The Company’s reserve at the end of fiscal 2007 equaled $361,600.

(2)	This represents the cumulative value of the option awards that would accelerate upon a change in control. The amount represents the difference between the price of Domino’s Pizza common stock at the last business day of the registrant’s last completed fiscal year and the option exercise price multiplied by the number of options that would accelerate.

COMPENSATION OF DIRECTORS

For 2008, each Director was paid a $40,000 annual retainer, plus $2,000 for each Board meeting and $1,500 for each qualified committee meeting attended, including telephonic meetings, for all services, plus reimbursement of expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition the Chair of the Audit Committee is paid a retainer of $15,000 per year and the Chairs of each other qualified committee are paid a $10,000 retainer per year.

Beginning on February 10, 2009, the following changes were made to Company’s Independent Directors compensation framework (1) the annual retainer was increased to $44,000 (2) the Chair of the Audit Committee is paid a retainer of $20,000 per year, the Chair of the Compensation Committee is paid a retainer of $15,000 per year and the Chair of the Nominating and Corporate Governance Committee is paid a $10,000 retainer per year.

Directors who are not employees of the Company or its subsidiaries and are Independent Directors also receive annual grants of stock options under the Company’s 2004 Equity Incentive Plan. In February 2009, each of the then-Independent Directors received an annual grant of options to purchase 20,000 shares of Domino’s

Pizza common stock. The option exercise price for these grants is equal to 100% of the fair market value of Domino’s Pizza common stock on the date of grant. Options are granted on the date on which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options granted to Directors have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of resignation, retirement or death).

The following table provides information concerning compensation for the Company’s independent directors during 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dennis F. Hightower	83,000	—	58,766	—	—	—	141,766
Robert M. Rosenberg	78,000	—	58,766	—	—	—	136,766
Vernon “Bud” O. Hamilton	66,000	—	58,766	—	—	—	124,766
Diana F. Cantor	68,000	—	58,766	—	—	—	126,766
Mark E. Nunnelly	46,000	—	14,228	—	—	—	60,228
Andrew B. Balson	46,000	—	14,228	—	—	—	60,228

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with SFAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 28, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

The grant date SFAS 123R fair value of option awards granted in 2008 for each of Messrs. Hightower, Rosenberg, Hamilton, Nunnelly and Balson and Ms. Cantor was 10,000 options with a grant date fair value of $51,100.

The following table shows the number of shares underlying outstanding option awards for the Company’s independent directors as of December 28, 2008:

Name	Outstanding Option Awards
Dennis F. Hightower	58,946
Robert M. Rosenberg	35,000
Vernon “Bud” O. Hamilton	42,500
Diana F. Cantor	35,000
Mark E. Nunelly	10,000
Andrew B. Balson	10,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 28, 2008, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	9,957,052	$12.87	7,373,617
Equity compensation plans not approved by security holders	—	—	—

Total	9,957,052	$12.87	7,373,617

(a)	Includes 643,471 shares that may be issued under the Domino’s Pizza Employee Stock Payroll Deduction Plan.

TISM, Inc. Fourth Amended and Restated Stock Option Plan

The TISM, Inc. Fourth Amended and Restated Stock Option Plan (the “TISM Plan”) was adopted by the Board on June 25, 2003 and approved by the Company’s shareholders on June 25, 2003. At December 28, 2008, under the TISM Plan, there were outstanding options to purchase 1,425,322 shares of non-voting common stock at a weighted average exercise price equal to $7.05 per share, all of which were exercisable. In connection with the Domino’s Pizza initial public offering in July 2004, the Company amended the TISM Plan to terminate the ability to issue additional options under the TISM Plan. Outstanding awards previously granted under the Company’s existing stock option plan will continue to be governed by such plan. The non-voting common stock issuable upon exercise of all such options is convertible into shares of Domino’s Pizza common stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders and an Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) was approved by shareholders at the 2006 Annual Meeting. In February 2009, the Board of Directors approved an amendment to all existing stock options currently issued under the 2004 Plan, and future stock option awards issued under the 2004 Plan are expected to include these amended terms, to allow for accelerated vesting and extended exercise periods upon the retirement of option holders who have achieved specified service and age requirements. The current outstanding options under the EIP generally vest ratably over a five-year period. As of December 28, 2008 there were 8,456,730 options at a weighted average exercise price equal to $13.84 per share of which 2,753,899 were exercisable at a weighted average exercise price equal to $16.35 per share and 75,000 shares of restricted stock currently issued and outstanding under the EIP and a total of 6,730,146 authorized but unissued shares under the EIP.

Under the 2004 Plan and TISM Plan, there were a total of 9,957,052 options and shares of restricted stock currently issued and outstanding and a total of 4,179,221 of such options and shares of restricted stock were fully vested.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the 2004 Plan includes (1) 15,600,000 shares of common stock plus (2) any shares returned to the 2004 Plan as a result of termination of options that were granted under the 2004 Plan (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year will each be 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the 2004 Plan is determined by the Administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of Domino’s Pizza common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2004 Plan may not exceed ten years.

EXECUTIVE AGREEMENTS

Mr. Brandon is employed as the Company’s Chief Executive Officer pursuant to an amended and restated employment agreement that was executed on December 3, 2007, amended on December 23, 2008 and expires in January 2011. Under the employment agreement, Mr. Brandon is entitled to receive an annual salary of $885,000 and is eligible for an annual performance incentive based on achievement of performance objectives. If Mr. Brandon is terminated other than for cause or resigns voluntarily for good reason, he is entitled to receive continued salary for two years. In addition, each of Mr. Brandon and his wife is entitled to receive continued health insurance paid by the Company for the remainder of their lives. The amended and restated employment agreement also grants Mr. Brandon an annual allotment of 35 hours of personal use of the Company’s corporate aircraft during the term of the agreement at no charge to Mr. Brandon. For any personal use hours over the allotted 35 hours per year, Domino’s has a time-sharing agreement with Mr. Brandon that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula.

The Company has also entered into employment agreements (“Executive Agreements”) with each of the Named Executive Officers referenced in the Summary Compensation Table, above, except the former Interim Chief Financial Officer, William E. Kapp. The Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these Named Executive Officers during their respective terms of employment and in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company’s Board of Directors is to review, approve or ratify any potential related person transaction and consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a director or officer of the Company and any other matters deemed important. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s Proxy Statement.

Stockholders agreements

In connection with the 1998 recapitalization, the Company entered into a number of stockholders agreements. The first agreement was entered into with investment funds affiliated with Bain Capital, LLC and specified other investors, shareholders and executive officers. In connection with the Domino’s Pizza initial public offering, all of the stockholders agreements were amended to eliminate the voting agreement and the negative covenants contained therein and all of the other provisions of these agreements, other than provisions relating to registration rights, terminated by operation of the applicable agreement. The registration rights provide for demand registration rights for the investment funds affiliated with Bain Capital, LLC and for piggyback registration rights for all shareholders that are party to that stockholders agreement. The second stockholders agreement was entered into with all of the current employee shareholders. This agreement contained a provision that terminated all of the other provisions of the agreement, other than the registration rights provisions, upon the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. The remaining stockholders agreements were entered into with each of the Company’s current franchisee shareholders. Each of these agreements contained a provision under which all of the other provisions of the agreement, other than the registration rights provisions, terminated at the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. Each of the stockholders agreements includes customary indemnification provisions in favor of any person who is or might be deemed a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, who the Company refers to as controlling persons, and related parties against liabilities under the Securities Act incurred in connection with the registration of any of the Company’s debt or equity securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by the Company under the securities laws relating to any such registrations. Domino’s agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that the Company will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

Franchisee related to Independent Director

James Rosenberg, the son of Robert M. Rosenberg, a director of the Company, operated two Domino’s Pizza franchise stores through November 2008 but no longer operates any Domino’s Pizza franchise stores. James Rosenberg paid $6,500 collectively in customary fees for the franchises. In accordance with the terms of his standard ten-year Franchise Agreement, James Rosenberg paid Domino’s the standard royalty rate on the sales at his Domino’s Pizza franchise and also purchased his food, equipment and supplies from the Domino’s Pizza supply chain system. In 2008, James Rosenberg made payments to the Company in the amount of approximately $130,300 for royalties, national and co-op advertising contributions, and purchases from the Company of food, equipment and supplies.

Time sharing agreement with David Brandon for use of corporate aircraft

In accordance with the terms of the Amended and Restated Time Sharing Agreement between Domino’s Pizza LLC and David Brandon, dated as of February 25, 2008, Mr. Brandon is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours. For 2008, Mr. Brandon’s personal use of the Company aircraft did not exceed the provided 35 of personal use and therefore he did not reimburse the Company for any use.

Sale of corporate aircraft

On November 16, 2007, Domino’s Pizza sold its corporate aircraft to Dunkin’ Brands Inc. in an arm’s length transaction. Two members of the Company’s Board of Directors, Andrew Balson and Mark Nunnelly, serve on the board of directors of Dunkin’ Brands, Inc. and are employed by Bain Capital, LLC. In addition, investment funds affiliated with Bain Capital, LLC have significant holdings in the stock of Domino’s Pizza, Inc. and Dunkin’ Brands, Inc.

Provision of supply chain services

On November 6, 2008, Domino’s Pizza, through a subsidiary entity, entered into an agreement with National DCP LLC (“NDCP”) to begin providing supply chain services to certain stores franchising with Dunkin’ Brands, Inc. in an arm’s length transaction. NDCP is an entity established to manage a majority of the supply chain services for the franchise system of Dunkin’ Brands, Inc. Two members of the Company’s Board of Directors, Andrew Balson and Mark Nunnelly, serve on the board of directors of Dunkin’ Brands, Inc. and are employed by Bain Capital, LLC. In addition, investment funds affiliated with Bain Capital, LLC have significant holdings in the stock of Domino’s Pizza, Inc. and Dunkin’ Brands, Inc. As of December 28, 2008, Domino’s had sold $737,264 of food, equipment and supplies to the Dunkin’ Brands, Inc. stores and also received $139,092 for the supply chain services provided.

PROPOSAL TWO: APPROVAL OF AMENDMENT TO THE DOMINO’S PIZZA, INC. 2004 EQUITY INCENTIVE PLAN AND OF IMPLEMENTATION OF THE STOCK OPTION EXCHANGE PROGRAM

Overview

The Company is seeking shareholder approval of (i) an amendment to the Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) to allow the Compensation Committee to provide for and implement a stock option exchange program, and (ii) the implementation by the Company of the stock option exchange program substantially on the terms set forth below as soon as practicable after the 2009 Annual Meeting (the “Exchange Program”). If implemented, the Exchange Program would allow the Company to exchange certain outstanding stock options for a smaller number of newly granted stock options with lower exercise prices.

The Board has determined that it would be in the best interest of the Company to implement the Exchange Program for all current employees of the Company and its subsidiaries, including directors and executive officers (each, an “Eligible Employee” and collectively, “Eligible Employees”), who hold non-qualified stock options under the 2004 Plan. On March 13, 2009, the Board authorized, subject to shareholder approval, the Exchange Program that will permit Eligible Employees to exchange certain outstanding stock options (“Eligible Options”) with an exercise price per share equal or greater than a certain threshold price (the “Threshold Price”) for a lesser number of options with a lower exercise price (“Replacement Options”) to be granted under the 2004 Plan. The Threshold Price will be determined by the Compensation Committee to ensure that only those outstanding options that are substantially “underwater” (meaning the exercise prices of such options are significantly greater than our current stock price) are eligible for the Exchange Program. Currently, we expect the Threshold Price to be approximately $10.00.

The Company’s stock price has significantly declined since May 7, 2007. The Board of Directors, including the two Directors representing Bain Capital, LLC, our largest shareholder, unanimously approved the Exchange Program. As of March 12, 2009, the date the Board approved the Exchange Program, approximately 90.0% of the Company’s outstanding stock options under the 2004 Plan were underwater, resulting in a large portion of the Company’s outstanding stock options that no longer serve as an effective tool to retain and motivate key employees and to reward continued loyalty.

The Board believes that the Exchange Program will help reinstate the intended purpose of its equity incentive program, and ultimately build shareholder value. The Exchange Program will allow the Company to derive the maximum retention and motivation value from compensation costs that have already been incurred in issuing the Eligible Options. Without the Exchange Program, the return on the compensation costs of the Eligible Options would be insufficient to accomplish the intended purpose. In addition, the Exchange Program will also substantially reduce the total number of outstanding stock options. The Exchange Program is expected to increase the compensation costs to the Company in an amount equal to the additional relative value obtained by Eligible Employees in the acquisition of Replacement Options. However, the Company expects that such additional compensation costs will not be a material amount.

Shareholder approval is required for this proposal under the New York Stock Exchange listing rules. The Company plans to commence the Exchange Program approximately 35 days before the 2009 Annual Meeting and to implement it as soon as practicable thereafter, provided that requisite shareholder approval is obtained. If shareholders do not approve this proposal, the Company will not accept any tendered Eligible Options and will immediately terminate the Exchange Program.

Description of the Exchange Program

If shareholders approve the proposal to amend the 2004 Plan and to implement the Exchange Program, the Company will implement the Exchange Program substantially on the terms described below.

1.	Offer to Exchange Options – The Exchange Program will offer Eligible Employees the one-time opportunity to exchange certain outstanding stock options that are underwater for a lesser amount of new stock options with a lower exercise price as described below.

2.	Eligible Employees – The Company anticipates that the Exchange Program will be open to all U.S. and international employees (unless illegal or impractical), including executive officers and directors, who hold Eligible Options and remain employed through the date on which the Exchange Program closes.

3.	Eligible Options – To be eligible under the Exchange Program, a stock option grant will have to: (i) have been granted under the 2004 Plan; and (ii) have an exercise price at or above the Threshold Price.

4.	New Option Exercise Price – If an Eligible Option grant has an exercise price that is more than twice the closing stock price of the Company’s common stock on the date the Exchange Program closes, the Replacement Option granted in exchange for such Eligible Option will have an exercise price equal to 50% of the previous exercise price, provided, no Replacement Options may have an exercise price less than $1.00 above such closing stock price on the date the Exchange Program closes. If an Eligible Option grant has an exercise price that is less than twice the closing stock price on the date the Exchange Program closes, the Replacement Option granted in exchange for such Eligible Option will have an exercise price equal to $1.00 above such closing stock price on the date the Exchange Program closes.

5.	Exchange Ratios – If an Eligible Option grant is exchanged for a Replacement Option with an exercise price that is equal to 50% of the previous exercise price, the Replacement Option grant will be for a number of shares equal to 75% of the number of shares of such Eligible Option grant. If an Eligible Option grant is exchanged for a Replacement Option with an exercise price that is equal to $1.00 above the closing stock price of the Company’s common stock on the date the Exchange Program closes, the Replacement Option grant will be for a number of shares equal to 90% of the number of shares of such Eligible Option grant.

6.	Vesting Schedules of New Options – All Replacement Options granted under the Exchange Program will have the exact same vesting schedule as the Eligible Options in exchange for which they are issued.

7.	Term of New Options – All Replacement Options granted under the Exchange Program will have the same term as the Eligible Options in exchange for which they are issued.

8.	Other Terms and Conditions – The Replacement Options will be granted under the 2004 Plan and will be subject to the terms and conditions thereof. Other terms and conditions of the Replacement Options will be set forth in an option agreement to be entered into on the grant date of the Replacement Options.

9.	Timing of Exchange Program – The Company plans to commence the Exchange Program approximately 35 days before the 2009 Annual Meeting. If shareholders approve the amendments to the 2004 Plan to permit the Exchange Program, the Company intends to complete the Exchange Program by accepting the tendered Eligible Options for exchange and granting the Replacement Options as soon as practicable after the 2009 Annual Meeting. The Board retains the authority, in its sole discretion, to determine not to implement the Exchange Program even if shareholder approval is obtained.

10.	Participation in Exchange Program – Participation in the Exchange Program will be voluntary. If an Eligible Employee chooses to participate, he or she must exchange all of his or her Eligible Options and cannot decide on a grant-by-grant basis.

11.	Cancellation of Exchanged Options – All Eligible Options tendered for exchange will be cancelled and all shares of common stock subject to such exchanged Eligible Options will return to the authorized share amount under the 2004 Equity Plan.

12.	Accounting Treatment. Under SFAS 123R, the exchange of options under the Exchange Program is treated as a modification of the existing options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered Eligible Options, as well as the incremental compensation cost of the Replacement Options granted in the Exchange Program, ratably over the vesting or service period of the Replacement Options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each Replacement Option granted to Eligible Employees in exchange for surrendered Eligible Options, measured as of the date the Replacement Options are granted, over the fair value of the surrendered Eligible Options in exchange for the Replacement Options, measured immediately prior to the cancellation. In the event that any of the Replacement Options are forfeited prior to their vesting or service requirement due to termination of service, the incremental compensation cost for the forfeited Replacement Options will not be recognized.

13.	U.S. Federal Income Tax Consequences. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to Eligible Employees will be provided in the offer to exchange. We believe the exchange of Eligible Options for Replacement Options pursuant to the Exchange Program should be treated as a non-taxable exchange and neither we nor any of the Eligible Employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of Replacement Options. However, the tax consequences of the Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All Eligible Employees are urged to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program. The tax consequences for non-U.S. employees may differ from the U.S. federal income tax consequences described in the preceding sentence.

While the terms of the Exchange Program are expected to be materially similar to the terms described in this proposal, the Board and the Compensation Committee may change the terms of the Exchange Program in their sole discretion to take into account changes in circumstances, and may determine not to implement the exchange program even if shareholder approval is obtained.

Alternatives Considered

In deciding upon the Exchange Program, the Compensation Committee and the Board also considered the following alternatives to the Exchange Program:

1.	Increase Cash Compensation. To replace the incentives provided previously under the 2004 Plan, we considered whether we could substantially increase base and bonus compensation. However, significant increases in base and bonus compensation would increase our compensation expenses substantially more than the expected compensation expense increase from the Exchange Program and reduce our cash flow from operations, which could adversely affect our business and operating results.

2.	Grant Additional Equity Awards. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would substantially increase the potential dilution to our shareholders.

The Compensation Committee and the Board determined that a program under which Eligible Employees could exchange stock options with higher exercise prices for a lesser number of stock options with lower exercise prices was the most attractive alternative because of the comparable increased expense of these alternatives and the reasons set forth in the Overview above.

Effect on Shareholders

We are unable to predict the precise impact of the Exchange Program on our shareholders because we are unable to predict how many or which Eligible Employees will exchange their Eligible Options and the closing stock price of the Company’s common stock on the date the Exchange Program closes is unknown. However, we expect to recognize incremental compensation expense from the Exchange Program in the amount of approximately $1.3 million (after tax), assuming a closing stock price on the date the Exchange Program closes of $6.50 and that all Eligible Options are exchanged.

Based on the assumptions described above, including an assumed $10.00 Threshold Price and a minimum $7.50 exercise price for the Replacement Options, if all Eligible Options are exchanged, options to purchase approximately 1.1 million shares will be surrendered, cancelled and returned to the pool of authorized and unissued eligible shares under the 2004 Plan, while Replacement Options covering approximately 5.7 million shares will be granted. Following the exchange program, if all Eligible Options are exchanged, we will have approximately 7.6 million options outstanding under the 2004 Plan, with a weighted average exercise price of $7.99 and a weighted average remaining term of approximately 7.5 years. We estimate that the total number of shares subject to outstanding equity awards as of May 5, 2009, including the Replacement Options, would be approximately 9.0 million shares. As of February 18, 2009, the total number of shares of the Company’s common stock outstanding was 57,141,224.

Summary of the 2004 Plan

The following paragraphs provide a summary of the principal features of the 2004 Plan. The summary is qualified in its entirety by reference to the complete text of the 2004 Plan which is attached as Annex A hereto. The 2004 Plan, as amended by this proposal, will differ from the current 2004 Plan only in that the Board will be permitted to implement a one-time exchange program pursuant to which certain options will be exchanged for newly granted options with lower exercise prices.

The 2004 Plan provides for the grant of awards, which may consist of any or a combination of stock options, stock appreciation rights, or SARs, restricted stock, unrestricted stock, deferred stock, securities (other than options) that are convertible into stock, performance awards and grants of cash made in connection with the other awards to help defray in whole or in part the economic cost of the award to the participant. The Board may make grants to employees, directors, consultants and other service providers.

The number of shares to be reserved for issuance under the 2004 Plan includes (1) 15,600,000 shares of common stock plus (2) any shares returned to the 2004 Plan as a result of termination of options that were granted under the 2004 Plan (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year, the maximum number of shares of stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of stock subject to other awards that may be delivered to any person in any calendar year will each be 1,000,000.

The Board, or a committee appointed by the Board (the “Adminstrator”), will administer the 2004 Plan and will have the power to interpret the 2004 Plan’s terms, determine the terms of each award granted, including the exercise price of the option or SAR, the purchase price of each share of stock, the time at which each award will vest, any restrictions applicable to any award, the number of shares subject to each option or SAR, the exercisability thereof and the form of consideration payable upon such exercise. With respect to performance-based awards that are intended to comply with Section 162(m), the determination of the performance targets and the satisfaction of those targets will be determined by a committee of at least three “disinterested directors” as required by Section 162(m).

For this reason, the Company cannot determine the number of stock options, SARs, restricted stock, unrestricted stock, deferred stock, securities (other than options) that are convertible into stock, performance awards and grants of cash that might be received by participants under the 2004 Plan. The following table sets forth, as of December 30, 2008, the total number of options and other awards granted to each of the following persons and groups under the 2004 Plan in 2008:

Option and Award Recipient	Options Granted in 2008

David A. Brandon	200,000 stock options 75,000 shares of restricted stock

Wendy A. Beck	250,000 stock options

William E. Kapp	20,000 stock options

J. Patrick Doyle	200,000 stock options

Michael T. Lawton	100,000 stock options

L. David Mounts	100,000 stock options

All Executive Officers	1,550,000 stock options

Non-Executive Director Group	60,000 stock options

Non-Executive Employee Group	883,500 stock options

The total number of employees and directors eligible to participate under the 2004 Plan is approximately 10,500. We expect that the number of employees eligible to participate in the Exchange Program if the amendment to the 2004 Plan is approved will be 300.

Awards granted under the 2004 Plan are generally not transferable by the participant, and each award is exercisable during the lifetime of the participant. Stock options and SARs granted under the 2004 Plan must generally be exercised within 30 days after the end of a participant’s status as employee, director or consultant, or within 24 months after that participant’s death or 12 months after that participant’s disability or involuntary termination not for cause, but in no event later than the expiration of the option term. Additionally, the Board of Directors recently approved an amendment to all existing stock options currently issued under the 2004 Plan as well as future stock options under the 2004 Plan to allow for accelerated vesting and extended exercise periods upon the retirement of certain option holders who have achieved service and age requirements. For employees who have been continuously employed with the Company for at least ten years and are at least 55 years old, all unvested stock options will vest upon their retirement and such option holder will have the remaining term of the stock option to exercise such stock option. For directors who have been continuously employed with the Company for at least five years and are at least 55 years old, all unvested stock options will vest upon their retirement and such option holder will have the remaining term of the stock option to exercise such stock option. For any option holder, either an employee or director, who dies after such qualified retirement or die after fulfilling the applicable service and age requirements, all outstanding options will be fully vested and will be exercisable for two years from the date of death.

Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the 2004 Plan is determined by the Administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2004 Plan may not exceed ten years.

The 2004 Plan provides that in the event the Company merges with or into another corporation or sells all or substantially all of the Company’s assets, all outstanding awards will vest and become exercisable and all deferrals that are not measured by reference to nor payable in shares of stock will be accelerated and upon consummation of the transaction all outstanding awards will be forfeited unless assumed by the successor corporation entity or its affiliate. Unless otherwise determined by the Administrator, in the event of such a transaction, all awards that are payable in the form of stock and that have not been exercised, exchanged or converted are converted into the right to receive the consideration paid in the transaction. In connection with such transaction, the acquiring or surviving entity may provide for substitute or replacement awards on such terms as the Administrator determines, except that no such replacement or substitution will diminish any acceleration.

The Administrator may amend the 2004 Plan and any outstanding award, or may terminate the 2004 Plan as to any further grants, but no such amendment will effectuate a change, without shareholder approval, for which shareholder approval is required in order for the 2004 Plan to continue to qualify under Section 422 of the Internal Revenue Code.

Text of Amendment to Existing Equity Plans

In order to permit the Company to implement the Exchange Program in compliance with the 2004 Plan and the applicable NYSE listing rules, the Board approved an amendment to the 2004 Plan, subject to approval of the amendment by the Company’s shareholders. The Company is seeking shareholder approval to amend the 2004 Plan to allow for the Exchange Program. The amendment would add a new Section 6(a)(10) to the 2004 Plan, which new section will read as follows:

Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the Participant holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, provided that such option exchange offer is commenced within twelve months of the date of such shareholder approval.

Required Votes

This proposal to amend the 2004 Plan and to implement the Exchange Program will be approved by the Company’s shareholders if the votes cast in favor of this proposal exceed the votes cast against the proposal. If the Company’s shareholders do not approve this proposal, the Exchange Program will not be implemented.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listing requirements and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT YEAR

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will take place at Domino’s Pizza’s World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2010, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than November 25, 2009 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Adam J. Gacek, Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws any shareholder of record of Domino’s Pizza entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza Annual Meeting of Shareholders without inclusion in the Company’s 2009 Proxy Statement is February 28, 2010. Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention: Adam J. Gacek, Corporate Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Hightower or Mr. Rosenberg, or to another independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

A copy of Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this proxy statement.

By order of the Board of Directors.

Adam J. Gacek Secretary

Annex A

AMENDED DOMINO’S PIZZA 2004 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	GENERAL

The Plan has been established to advance the interests of the Company by giving Stock-based and other incentives to selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award, except that the Administrator may not reduce the exercise price of an outstanding Option and may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

4.	LIMITS ON AWARD UNDER THE PLAN

a.	Number of Shares.

A maximum of 15,600,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The shares of Stock may be authorized, but unissued, or reacquired shares of Stock. For purposes of the preceding sentence, the following shares shall not be considered to have been delivered under the Plan: (i) shares remaining under an Award that terminates without having been exercised in full; (ii) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (iii) shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes. A maximum of 1,000,000 shares of Stock may be issued as ISO Awards under the Plan.

b.	Type of Shares.

Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c.	Option & SAR Limits.

The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

d.	Other Award Limits.

No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 1,000,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. RULES APPLICABLE TO AWARDS

a.	All Awards.

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein. In the case of an ISO, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award. Moreover, in the case of an ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO shall be five (5) years from the date of grant or such shorter term as may be provided in the Award.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Alternative Settlement. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

(4) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(A) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, and to the extent not then exercisable will vest and become exercisable upon such Participant’s death by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) a one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate; and

(B) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(6) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, but not in excess of the minimum tax withholding rates applicable to the employee.

(7) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(8) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(9) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception.

(10) Option Exchange Program. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the Participant holding such Stock Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Stock Options with a lower exercise price, provided that such option exchange offer is commenced within twelve months of the date of such shareholder approval.

b.	Awards Requiring Exercise.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option provided that each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4) ISOs. No ISO may be granted under the Plan after June 1, 2014, but ISOs previously granted may extend beyond that date.

c.	Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7.	EFFECT OF CERTAIN TRANSACTIONS

a.	Mergers, Etc.

In the event of a Covered Transaction, all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the Covered Transaction and upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In the event of a Covered Transaction, unless otherwise determined by the Administrator, all Awards that are payable in shares of Stock and that have not been exercised, exchanged or converted, as applicable, shall be converted into and represent the right to receive the consideration to be paid in such Covered Transaction for each share of Stock into which such Award is exercisable, exchangeable or convertible, less the applicable exercise price or purchase price for such Award. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines, provided that no such replacement or substitution shall diminish in any way the acceleration of Awards provided for in this section.

b.	Changes in and Distributions with Respect to the Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure after May 11, 2004, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.	AMENDMENT AND TERMINATION

Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change: (i) for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code; (ii) for which stockholder approval is required under the Corporate Governance Laws of the New York Stock Exchange applicable to the Company; and (iii) for Awards to be eligible for the performance-based exception under Section 162(m).

In addition, the Administrator may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Administrator deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. Further, under all circumstances, the Administrator may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

10.	NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	GOVERNING LAW

The Plan shall be construed in accordance with the laws of the State of Delaware.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Cash Performance Award”: A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

“Company”: Domino’s Pizza, Inc.

“Covered Transaction”: Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“Deferred Stock”: A promise to deliver Stock or other securities in the future on specified terms.

“Employee”: Any person who is employed by the Company or an Affiliate.

A-1

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

“Parent”: A “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Domino’s Pizza, Inc. 2004 Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $ .01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Subsidiary”: A “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

A-2

Annex B

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

David A. Brandon

Chairman of the Board, Chief Executive Officer and Director

Wendy A. Beck

Executive Vice President of Finance and Chief Financial Officer

J. Patrick Doyle

President, Domino’s U.S.A.

Scott R. Hinshaw

Executive Vice President of Franchise Operations and Franchise Development

Michael T. Lawton

Executive Vice President of International

Lynn M. Liddle

Executive Vice President of Communications and Investor Relations

Christopher K. McGlothlin

Executive Vice President and Chief Information Officer

L. David Mounts

Executive Vice President of Supply Chain Services

Kenneth B. Rollin

Executive Vice President and General Counsel

Ahsahn M. Sheikh

Executive Vice President of Team U.S.A.

James G. Stansik

Executive Vice President of Franchise Relations

Russell J. Weiner

Executive Vice President of Build the Brand and Chief Marketing Officer

Patricia A. Wilmot

Executive Vice President of PeopleFirst

Outside Directors

Andrew B. Balson

Director

Diana F. Cantor

Director

Vernon “Bud” O. Hamilton

Director

Dennis F. Hightower

Director

Mark E. Nunnelly

Director

Robert M. Rosenberg

Director

B-1